Exhibit 99.1

EPL COMMENTS ON ATS’ TENDER OFFER RESULTS

ATS Again Fails to Attract Even 1% of EPL Shares

NEW ORLEANS, October 20, 2006 -- Energy Partners, Ltd. (“EPL” or “the Company”) (NYSE:EPL), today issued the following statement regarding the results of the tender offer made by ATS Inc. (“ATS”), a wholly-owned subsidiary of Woodside Petroleum, Ltd. (ASX:WPL), which were announced today:

“For the second time, ATS has extended its tender offer with significantly fewer than 1% of EPL’s outstanding shares having been tendered. We believe that these results demonstrate our stockholders’ continuing support for the recent decisions taken by our Board, including the authorization of a process to explore strategic alternatives to maximize stockholder value, including the possible sale of the Company. We are pleased that our stockholders recognize that our Board’s process provides a greater opportunity to maximize stockholder value than ATS’ inadequate offer.”

“EPL has filed a preliminary consent revocation statement with the Securities and Exchange Commission (SEC) in opposition to ATS' efforts to remove EPL’s directors and replace them with its handpicked, paid nominees.”

“We believe that ATS’ consent solicitation is intended to facilitate a transaction between EPL and ATS at a price the EPL Board has already determined is inadequate and not in the best interests of stockholders.”

As previously announced on September 14, 2006, the EPL Board rejected as inadequate ATS’ unsolicited offer and recommended that EPL stockholders not tender their shares into the offer.

About Energy Partners, Ltd.
Founded in 1998, EPL is an independent oil and natural gas exploration and production company based in New Orleans, Louisiana. The Company's operations are focused along the U. S. Gulf Coast, both onshore in south Louisiana and offshore in the Gulf of Mexico.

Forward Looking Statements

This press release contains forward-looking information regarding EPL that is intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that EPL expects, believes or anticipates will or may occur in the future are forward-looking statements. These include statements regarding:
-- reserve and production estimates,
-- oil and gas prices,
-- the impact of derivative positions,
-- production expense estimates,

-- cash flow estimates,
-- future financial performance,
-- planned capital expenditures,
-- the completion of any transaction; and
-- other matters that are discussed in EPL's filings with the Securities and Exchange Commission (SEC).

These statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to EPL's filings with the SEC, including Form 10-K for the year ended December 31, 2005, and Form 10-Q for the quarter ended June 30, 2006, for a discussion of these risks.

EPL HAS FILED A PRELIMINARY CONSENT REVOCATION STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION IN RESPONSE TO WOODSIDE AND ATS' CONSENT SOLICITATION TO REMOVE EPL'S BOARD OF DIRECTORS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE CONSENT REVOCATION STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING EPL, THE ATS OFFER AND THE CONSENT SOLICITATION. A DEFINITIVE CONSENT REVOCATION STATEMENT WILL BE SENT TO SECURITY HOLDERS OF EPL SEEKING REVOCATION OF ANY CONSENTS GIVEN TO ATS OR WOODSIDE.

The documents filed with the SEC by EPL may be obtained free of charge from EPL’s website at www.eplweb.com or by directing a request to: Energy Partners, Ltd. 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170, Attn: Secretary, (504) 569-1875. Investors and security holders are urged to read the consent revocation statement and the other relevant materials when they become available before making any decision with respect to the consent solicitation.

EPL and its officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of EPL in opposition to the ATS consent solicitation. Information about the officers and directors of EPL and their direct or indirect interests, by security holdings or otherwise, in the consent solicitation is set forth in the preliminary consent revocation statement.

Contacts

Investors:

T.J. Thom (504-799-4830) / Al Petrie (504-799-1953)
Energy Partners, Ltd.

Media:

Eden Abrahams / Steve Frankel (212-355-4449)
Joele Frank, Wilkinson Brimmer Katcher